Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 333-144132) on Form S-8 of FNB United Corp. of our report dated June 26, 2009, appearing in this Annual Report on Form 11-K of FNB Retirement/Savings Plus Benefit Plan for the year ended December 31, 2008.

Charlotte, North Carolina

June 26, 2009